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                                                                    Exhibit 99.1

              AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D

Safeguard Scientifics, Inc., Safeguard Delaware, Inc., and Safeguard Scientifics (Delaware), Inc. hereby agree that the Amendment #4 to Statement on Schedule 13D to which this agreement is attached, as well as all future amendments to such statement, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended.

Date:  March 31, 2005                   Safeguard Scientifics, Inc.


                                        By:      STEVEN J. FEDER
                                             ----------------------------
                                                 Steven J. Feder
                                                 Senior Vice President and
                                                 General Counsel

Date:  March 31, 2005                   Safeguard Delaware, Inc.

                                        By:      STEVEN J. FEDER
                                             ----------------------------
                                                 Steven J. Feder
                                                 Vice President

Date:  March 31, 2005                   Safeguard Scientifics (Delaware), Inc.

                                        By:      STEVEN J. FEDER
                                             ----------------------------
                                                 Steven J. Feder
                                                 Vice President